UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The options described in Item 5.02 were issued in reliance on the exemption from federal registration under Section 4(a)(2) of the Securities Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2017, Creative Learning Corporation (the “Company”) issued 8,000 shares of the Company’s common stock, and granted options to purchase 28,000 shares of the Company’s common stock at an exercise price of $0.25 per share, to Karla Kretsch, the Company’s President. The shares and options were issued pursuant to the terms of Ms. Kretsch’s employment agreement with the Company, on account of Ms. Kretsch’s service to the Company for the quarter ended March 31, 2017.

On May 14, 2017, the Company granted options consistent with its corporate by-laws to purchase shares of the Company’s common stock to each of the members of the Company’s board of directors (the “Board”), as follows:  Charles Grant – 900,000 shares, Joseph Marucci – 324,000 shares, Michael Gorin – 324,000 shares and JoyAnn Kenny, 216,000 shares. Each of the options has an exercise price of $0.30 per share, and is exercisable in full at any time during the five-year period commencing on the date of grant. The option grants were approved by the Board based upon an investigation by an independent compensation consultant, BDO USA LLP (“BDO”), followed by BDO’s analysis and compensation recommendations to the Board.  Among other things, the report concluded that the directors have:  (i) served entirely without compensation (other than $4,500 paid to Mr. Marucci in or prior to July 2015) -- Messrs’ Grant and Marucci since March 2015 and Mr. Gorin and Ms. Kenny since July 2015; (ii) devoted more time and effort than what is to be expected or considered normal (especially the audit committee); (iii) been confronted by extenuating circumstances regarding the Company’s affairs that required substantial additional effort. And, finally, the BDO analysis indicated that Board Chair Charles Grant had expended a particularly large amount of effort, spending considerably more time performing board services that the other board members.

Copies of the forms of stock option agreements entered into between the Company and Ms. Kretsch and each of the directors are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Form of Stock Option Agreement between the Company and Karla Kretsch.

10.2

Form of Stock Option Agreement between the Company and each of the Company’s directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 18, 2017
CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Form of Stock Option Agreement between the Company and Karla Kretsch.

10.2

Form of Stock Option Agreement between the Company and each of the Company’s directors.